Exhibit 99.1

Indaptus Therapeutics Reports Fourth Quarter and Year-End 2023 Financial Results and Provides Corporate Update

●	Announced Positive Results from Second Cohort of Phase 1 Trial of Decoy20

●	Initiating Multi-Dosing for patients with solid tumors

NEW YORK (March 13, 2024) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2023 and provided a corporate update.

Jeffrey Meckler, Chief Executive Officer of Indaptus, commented, “We are thrilled with the progress we made in 2023, which was capped off in November when we announced that our lead candidate, Decoy20, demonstrated a broad immune response in patients following a single dose in the first cohort of our ongoing phase 1 study. More recently, in March 2024, we announced positive results from our second cohort. In close consultation with an independent Safety Review Committee, we are now initiating a multi-dose cohort. Our objective in this next part of the Phase 1 trial is to determine the safety of Decoy20, with multiple doses administered to the same patient, which we believe could also potentially enhance anti-tumor activity across various tumor types. As we are encouraged by these initial findings and by the anti-cancer activity we observed from multi-dosing in our pre-clinical models, we look forward to continuing our efforts to demonstrate safety and efficacy. We remain prudent in managing our cash position and furthering our research in a cost effective and efficient manner.”

Key recent highlights:

●	In March 2024, the Company announced positive results from its second cohort of its Phase 1 trial of Decoy20, where patients continued to exhibit a broad immune response. The results were reviewed by the Company and an independent Safety Review Committee and based on this review, it was recommended to proceed to the next part of the trial and enroll patients who will receive multiple doses of Decoy20.

●	In January 2024, a key patent for the Company was approved by the European Patent Office which relates to the Company’s platform technology, covering a composition that can be used in the prevention or treatment of viral infections.

●	In November 2023, the Company announced that Decoy20 demonstrated a broad immune response of more than fifty cytokines and chemokines in patients following a single dose in the first cohort of ongoing Phase 1 study. These data, as well as additional human patient data, was presented at the Society for Immunotherapy for Cancer Conference.

Financial Highlights for Fourth Quarter and Fiscal Year Ended December 31, 2023

Research and development expenses for the three-month period ended December 31, 2023, were $2.0 million, an increase of $0.1 million, or 7%, compared with $1.9 million in the three-month period ended December 31, 2022. Research and development expenses for the twelve-month period ended December 31, 2023, were $7.6 million, an increase of $1.3 million, or 21%, compared with $6.3 million in the twelve-month period ended December 31, 2022. The increase in the twelve-month period was primarily due to increased payroll and related expenses, the Phase 1 clinical trial, and activities related to the expansion of the Company’s pipeline.

General and administrative expenses for the three-month periods ended December 31, 2023 and 2022, were $2.2 million. General and administrative expenses for the twelve-month period ended December 31, 2023, were $8.8 million, an increase of $0.2 million, or 2%, compared with $8.6 million for the twelve-month period ended December 31, 2022. The increase in the twelve-month period was primarily due to increased legal fees, recruitment costs, investor relations expenses and other professional fees, and was partially offset by a decrease in payroll and related expenses, and directors’ and officers’ insurance expenses.

Loss per share for the twelve-month period ended December 31, 2023 was $1.83, compared with $1.73 for the twelve-month period ended December 31, 2022.

As of December 31, 2023, the Company had cash and cash equivalents of $13.4 million. As of December 31, 2022, the Company had cash and cash equivalents and marketable securities of $26.4 million. The Company expects that its current cash and cash equivalents will support its ongoing operating activities through the third quarter of 2024. This cash runway guidance is based on the Company’s current operational plans and excludes any additional funding (including aggregate gross proceeds of $0.3 million from sales of shares of the Company’s common stock under its ATM program in March 2024) and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was $13.4 million for the twelve-month period ended December 31, 2023, compared with net cash used in operating activities of $13.1 million for the twelve-month period ended December 31, 2022. The $0.3 million increase in net cash used was primarily attributable to expenses related to research and development activities in connection with the Phase 1 clinical trial.

Net cash provided by investing activities was $17.1 million for the twelve-month period ended December 31, 2023, which was a result of the maturity of $24.0 million in marketable securities, offset by purchases of $6.9 million in marketable securities. Net cash used in investing activities was $16.4 million for the twelve-month period ended December 31, 2022, which was primarily related to a $29.6 million investment in marketable securities, offset by $0.2 million from the proceeds received for assets held for sale and by $13.0 million from the maturity of marketable securities.

There was no net cash provided by or used in financing activities for the twelve-month periods ended December 31, 2023 and 2022.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (NOD)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The product candidates are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy product candidates represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas, pancreatic and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy product candidates in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product, with associated “cold” to “hot” tumor inflammation signature transition. IND-enabling, nonclinical toxicology studies demonstrated i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product. Indaptus’ Decoy product candidates have also produced significant single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding our Phase 1 clinical trial of Decoy20, including the timing and design thereof; the anticipated effects of our product candidates, including Decoy20; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash and cash equivalents to fund our ongoing activities and our cash management strategy; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2024, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release . All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR
Louie Toma
louie@coreir.com

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

INDAPTUS THERAPEUTICS, INC.

Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,362,053	$9,626,800
Marketable securities	-	16,806,009
Prepaid expenses and other current assets	633,156	811,433

Total current assets	13,995,209	27,244,242

Non-current assets:
Property and equipment, net	735	2,019
Right-of-use asset	173,206	79,294
Other assets	754,728	738,251

Total non-current assets	928,669	819,564

Total assets	$14,923,878	$28,063,806

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,672,327	$3,352,847
Operating lease liability, current portion	101,705	80,494

Total current liabilities	2,774,032	3,433,341

Non-current liabilities:
Operating lease liability, net of current portion	73,348	-

Total non-current liabilities	73,348	-

Total liabilities	2,847,380	3,433,341

Commitments and contingencies

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 8,401,047 shares issued and outstanding as of December 31, 2023 and December 31, 2022	84,011	84,011
Additional paid in capital	57,409,643	54,443,705
Accumulated deficit	(45,417,156)	(29,993,685)
Accumulated other comprehensive income	-	96,434

Total stockholders’ equity	12,076,498	24,630,465

Total liabilities and stockholders’ equity	$14,923,878	$28,063,806

Consolidated Statements of Operations and Comprehensive Loss

	For the year ended December 31,
	2023	2022
Operating expenses:
Research and development	$7,621,707	$6,324,657
General and administrative	8,756,767	8,586,249

Total operating expenses	16,378,474	14,910,906

Loss from operations	(16,378,474)	(14,910,906)

Other income, net	955,003	588,108

Net loss	$(15,423,471)	$(14,322,798)

Net loss available to common stockholders per share of common stock, basic and diluted	$(1.83)	$(1.73)

Weighted average number of shares used in calculating net loss per share, basic and diluted	8,401,047	8,262,119
Net loss	$(15,423,471)	$(14,322,798)
Other comprehensive income:
Reclassification adjustment for interest earned on marketable securities included in net loss	(430,993)	(110,002)
Change in unrealized gain on marketable securities	334,559	206,436
Comprehensive loss	$(15,519,905)	$(14,226,364)

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(15,423,471)	$(14,322,798)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,284	1,781
Stock-based compensation	2,965,938	2,957,249
Realized gain on assets held for sale	-	(24,155)
Interest earned on marketable securities	(430,993)	(110,002)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	161,800	295,220
Accounts payable and other current liabilities	(680,520)	(1,154,829)
Other assets	-	(721,774)
Operating lease right-of-use asset and liability, net	647	961
Net cash used in operating activities	(13,405,315)	(13,078,347)

Cash flows from investing activities:
Proceeds received for assets held for sale	-	172,555
Purchase of marketable securities	(6,859,432)	(29,599,573)
Maturity of marketable securities	24,000,000	13,000,000
Net cash provided by (used in) investing activities	17,140,568	(16,427,018)

Net increase (decrease) in cash and cash equivalents	3,735,253	(29,505,365)

Cash and cash equivalents at beginning of year	9,626,800	39,132,165

Cash and cash equivalents at end of year	$13,362,053	$9,626,800

Noncash investing and financing activities
ASC 842 lease renewal option exercise	$236,506	$-
Issuance of initial commitment shares	$-	$1,425
Change in accumulated other comprehensive (loss) income	$(96,434)	$96,434

Supplemental cash flow disclosures
Cash paid for income taxes	$1,600	$2,400